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                                                                    EXHIBIT 10.7

                                AMENDMENT NO. 1

                                      TO

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          This Agreement (referred to as "Amendment No. 1") is an amendment to the Amended and Restated Employment Agreement dated as of the 18/th/ day of December 1997 by and among David Walsh (the "Executive") and International Exchange Networks, Ltd., a Delaware corporation (the "Company") and is made and entered into as of June 1, 1999 between the Company and the Executive.


                            Introductory Statement

     The Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of the 18/th/ day of December 1997 (the "Existing Agreement"). Section 11.3 of the Existing Agreement provides that any term of the Existing Agreement may be made only by an instrument in writing and signed by the party against whom enforcement is sought and, in the case of the Company, authorized by resolution of its Board of Directors. The Company and the Executive wish to amend the Existing Agreement as set forth in this Amendment No. 1, and the Company has authorized this Amendment No. 1 by resolution of its Board of Directors.

     In consideration of the premises, the Company and the Executive hereby agree that the Existing Agreement shall be amended in the following respects, and, as amended hereby, shall continue in full force and effect:

1. Section 4.3(b) of the Existing Agreement shall be amended to read in its entirety as follows:

          (b) If, prior to the second anniversary of the Closings, (i) IPC distributes the common stock of the Company that it holds to the stockholders of IPC, or (ii) there is an initial public offering or private offering of the Company's common stock (other than a private sale of control of the Company to single person or group of persons not involving a public offering), then, effective upon such distribution or public offering, the Company shall grant to the Executive an option to purchase 3% of the shares of Company common stock then outstanding (determined on a fully diluted basis after giving effect to such distribution or offering), provided that the Executive is an employee of the Company on the date of such grant, or prior thereto, terminated employment under circumstances described in Section 5.2(b). The terms of such option shall provide that, at the earliest practicable time following the time that the Company becomes subject to the reporting requirements pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall take such action as may be necessary so that the shares acquired upon exercise of the option may be resold without restriction, other than securities law restrictions imposed by reason of the Executive's status as an "affiliate" within the meaning of the Securities Act of 1933. The exercise price of such option shall be not more than the fair market value of the Company common stock at the date of grant. In addition, the Company shall grant options with respect to an additional 2% of the shares of Company

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     common stock then outstanding, which options shall be granted to such employees of the Company and in such amounts and on such terms as shall be determined by the Company in consultation with the Executive. Such options granted to the Executive shall be fully vested when granted and shall be evidenced by, and become exercisable at the time and subject to the terms and conditions established by, the Stock Option Certificate attached hereto as Exhibit B. The Executive's execution of the Option Certificate attached hereto as Exhibit B shall be deemed to be an acknowledgment by the Executive that the Company has granted all options to all persons as required by this Section 4.3(b).

          IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused this Amendment No. 1 to be executed in its name by an officer thereunto duly authorized, all as of the day and year first above written.


                                       /s/ David A. Walsh
                                       ______________________________
                                       David Walsh



                                       INTERNATIONAL EXCHANGE
                                       NETWORKS, LTD.


                                          /s/ Charles F. Auster
                                       By ___________________________
                                            Name:  Charles F. Auster
                                            Title: Executive Vice President
                                                   and Chief Operating Officer



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